UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2008, Virgin Mobile USA, Inc. (the “Company”) received written notice from the New York Stock Exchange (the “NYSE”) relating to the continued listing standards set forth in Section 8.02.01B of the NYSE Listed Company Manual. Section 8.02.01B requires that the Company’s average market capitalization over a consecutive 30 trading-day period equal or exceed $100,000,000. As of the end of business on November 11, 2008, the date of the NYSE’s review of the current financial condition of the Company, the Company’s average market capitalization over the same period was $89.8 million. In evaluating the Company’s average market capitalization, the NYSE took into account 78.4 million Company common shares and their substantial equivalents, including limited partnership interests in Virgin Mobile USA, L.P.

Within 45 days from the receipt of the NYSE’s written notice, the Company must provide the NYSE with a business plan (the “Plan”) which demonstrates its ability to achieve compliance with the NYSE’s market capitalization standard within 18 months of the receipt of notice. The NYSE will evaluate the Plan within 45 days to determine whether the Plan demonstrates that the Company can meet the market capitalization standard within 18 months. If the NYSE does not accept the Plan, it will commence suspension and delisting procedures. If the NYSE accepts the Plan, it will review the Company on a quarterly basis to monitor the Company’s compliance with the Plan. If the Company fails to comply with the Plan, fails to meet its quarterly milestones or is otherwise not compliant with the applicable continued listing standard within 18 months, its securities will be subject to suspension and delisting by the NYSE. The Company intends to file such a Plan with the NYSE.

On November 19, 2008, the NYSE delivered written notice relating to the continued listing standards set forth in Section 8.02.01C of the NYSE Listed Company Manual. Section 8.02.01C requires that a company’s listed security average closing price of a security equal or exceed $1.00 per share over a consecutive 30 trading-day period. Under the NYSE’s applicable rules and regulations regarding listed security average closing price, the Company’s Class A common stock must, within six months from the Company’s receipt of notice pursuant to the listing standards set forth in Section 8.02.01C, maintain an average 30-day trading period closing price equal to or exceeding $1.00 per share. In the event that the Company fails to meet this standard at the expiration of the six-month period, the NYSE will commence suspension and delisting procedures.

The Company issued a press release on November 19, 2008, announcing its receipt of the notices and stating that it intends to submit a plan to comply with the NYSE’s continued listing standards. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit relating to Item 3.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description of Exhibit
99.1	Press release issued November 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: November 19, 2008	/s/ Peter Lurie

Name: Peter Lurie
Title: General Counsel